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EXHIBIT 1

        Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Dated:	January 23, 2002
ANN & ROBERT H. LURIE FOUNDATION
By:	/s/ MARK SLEZAK
Name:	Mark Slezak
Title:	Vice President
/s/ MARK SLEZAK Mark Slezak
SAMSTOCK, L.L.C.
By:	/s/ DONALD J. LIEBENTRITT
Name:	Donald J. Liebentritt
Title:	Vice-President
/s/ RICHARD L. HAYDON Richard L. Haydon

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EXHIBIT 1